EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-41735, No. 333-160650, and No. 333-193785) pertaining to the CSX Corporation 401(k) Plan of our report dated June 21, 2019, with respect to the financial statements and schedule of the CSX Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Jacksonville, Florida
June 21, 2019

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